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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
GMH Communities Trust
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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10 Campus Boulevard
Newtown Square, PA 19073

August 4, 2006

To our Shareholders:

        On behalf of the Board of Trustees of GMH Communities Trust, I cordially invite you to attend our 2006 Annual Meeting of Shareholders. The meeting will be held on Wednesday, September 6, 2006 at 10:00 a.m., local time, at the Philadelphia Marriott West, 111 Crawford Avenue, West Conshohocken, PA 19428. During the meeting, shareholders will be asked to vote on the annual election of trustees and any other matters that may be properly brought before the meeting. In addition, we will update you on important developments in our business and respond to any questions that you may have about us.

        Information about the matters to be acted upon at the meeting is contained in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement. Also enclosed with this Proxy Statement are your proxy card instructions for voting and the 2005 Annual Report to shareholders.

        I would like to take this opportunity to remind you that your vote is very important. Please take a moment now to cast your vote in accordance with the instructions set forth on the enclosed proxy card. In addition, if you would like to attend the 2006 Annual Meeting in person, please see the admission instructions set forth in the Notice of Annual Meeting of Shareholders accompanying this letter and on the enclosed proxy card.

        I look forward to seeing you at the meeting.

Best regards,

Gary M. Holloway, Sr. Chairman, President and Chief Executive Officer

TABLE OF CONTENTS

Notice of Annual Meeting of Shareholders	i
Proxy Statement
General Questions and Answers About the Meeting	1
Proposal 1—Election of Trustees	5
Share Ownership of Our Trustees, Executive Officers and 5% Beneficial Owners	8
Corporate Governance	13
Board Committees and Trustee Compensation	15
Report of the Compensation Committee	18
Executive Compensation	23
Compensation Committee Interlocks and Insider Participation	29
Certain Relationships and Related Transactions	29
Report of Audit Committee	31
Independent Auditors and Auditor Fees	32
Share Price Performance Graph	33
Section 16(a) Beneficial Ownership Reporting Compliance	33
2005 Annual Report to Shareholders	34

10 Campus Boulevard
Newtown Square, PA 19073

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held September 6, 2006

        NOTICE IS HEREBY GIVEN that the 2006 Annual Meeting of Shareholders of GMH Communities Trust, a Maryland real estate investment trust (the "Trust"), will be held on Wednesday, September 6, 2006 at 10:00 a.m., local time, at the Philadelphia Marriott West, 111 Crawford Avenue, West Conshohocken, PA 19428, for the following purposes:

  1.
  To elect nine members of the Board of Trustees to hold office until the annual meeting of shareholders to be held in 2007; and

  2.
  To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

        The Board has fixed the close of business on August 2, 2006, as the record date for the 2006 Annual Meeting ("Record Date"). Only shareholders of record as of that date are entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof.

        If you hold your shares directly in your name, and plan to attend the meeting, you may pre-register by following the instructions for pre-registration on the enclosed proxy card. If your shares are held in the name of a broker or other nominee or holder of record, and plan to attend the meeting, you will need to bring proof of ownership to the meeting. A recent brokerage account statement is an example of proof of ownership. If you hold your shares through a broker or other nominee, you may send a request for pre-registration to: Annual Meeting Pre-Registration, GMH Communities Trust, 10 Campus Boulevard, Newtown Square, Pennsylvania 19073, Attn: Secretary and General Counsel. Your request should include the following information:

  •
  your name and complete mailing address;

  •
  if you have appointed a proxy to attend the 2006 Annual Meeting on your behalf, the name of that proxy; and

  •
  a copy of a brokerage statement reflecting your share ownership as of the Record Date.

        The accompanying form of proxy is solicited by the Board of Trustees. Further information about the business to be transacted at the 2006 Annual Meeting is provided in the attached Proxy Statement.

By Order of the Board of Trustees,

Joseph M. Macchione Secretary

Newtown Square, Pennsylvania
August 4, 2006

Whether or not you plan to attend the 2006 Annual Meeting in person, please mark, execute, date and promptly return the enclosed proxy card in the postage-prepaid envelope provided. Doing so will not prevent you from voting in person at the meeting, if you choose to do so. It will, however, help to assure that a quorum is present for the meeting and to avoid proxy solicitation costs.

i

10 Campus Boulevard
Newtown Square, PA 19073

PROXY STATEMENT

        This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Trustees of GMH Communities Trust (the "Board"), a Maryland real estate investment trust (the "Trust" or "we"), for use at the Trust's 2006 Annual Meeting of Shareholders (the "2006 Annual Meeting"), to be held at the Philadelphia Marriott West, 111 Crawford Avenue, West Conshohocken, PA 19428 on Wednesday, September 6, 2006 at 10:00 a.m., local time, and any adjournment or postponement thereof, for the purposes set forth in the foregoing notice and more fully discussed herein. This Proxy Statement, the foregoing notice and the enclosed proxy card are first being mailed to shareholders of the Trust on or about August 4, 2006. Only shareholders of record at the close of business on August 2, 2006 (the "Record Date") are entitled to notice of, and to vote at, the 2006 Annual Meeting.

GENERAL QUESTIONS AND ANSWERS ABOUT THE MEETING

        The questions and answers set forth below provide general information regarding this Proxy Statement and the 2006 Annual Meeting.

When are our 2005 Annual Report and this Proxy Statement first being sent to shareholders?

        Our 2005 Annual Report and this Proxy Statement are being sent to shareholders beginning on or about August 4, 2006.

What will shareholders vote on at the meeting?

  1.
  To elect nine members of the Board of Trustees to hold office until the annual meeting of shareholders to be held in 2007; and

  2.
  To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

Who is entitled to vote at the 2006 Annual Meeting and how many votes do they have?

        Common shareholders of record at the close of business on the Record Date may vote at the 2006 Annual Meeting. Each share has one vote. There were 41,566,198 common shares outstanding on the Record Date.

How do I vote?

        You must be present, or represented by proxy, at the 2006 Annual Meeting in order to vote your shares. Since many of our shareholders are unable to attend the meeting in person, we send proxy cards to all of our shareholders to enable them to vote.

What is a proxy?

        A proxy is a person you appoint to vote on your behalf. If you complete and return the enclosed proxy card, your shares will be voted by the proxies identified on the proxy card.

By completing and returning this proxy card, who am I designating as my proxy?

        You will be designating Gary M. Holloway, Sr., our chairman, president and chief executive officer, and Joseph M. Macchione, our executive vice president, general counsel and secretary, as your proxies.

They may act on your behalf together or individually and will have the authority to appoint a substitute to act as proxy.

How will my proxy vote my shares?

        Your proxy will vote according to the instructions on your proxy card. If you complete and return your proxy card, but do not indicate your vote on the Proposal 1—Election of Trustees, your proxy will vote "FOR" each of the nominees under Proposal 1. We do not intend to bring any other matter for a vote at the 2006 Annual Meeting, and we do not know of anyone else who intends to do so. However, your proxies will be authorized to vote on your behalf, in their discretion, on other business that properly comes before the 2006 Annual Meeting and for which proxies are permitted to vote.

How do I vote using my proxy card?

        Simply sign and date the enclosed proxy card and return it using the enclosed prepaid envelope, or otherwise follow the voting instructions included on the proxy card that you receive.

How do I revoke my proxy?

        You may revoke your proxy at any time before your shares are voted at the 2006 Annual Meeting by:

  •
  notifying the Trust's secretary in writing that you are revoking your proxy at: GMH Communities Trust, Attn: Secretary and General Counsel, 10 Campus Boulevard, Newtown Square, PA 19073;

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  executing a later dated proxy card; or

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  attending and voting by ballot at the 2006 Annual Meeting.

Who will count the votes?

        Under our bylaws and Maryland law, the Board may, but need not, appoint one or more persons or entities to serve as inspector(s) of election for the purpose of counting votes at a shareholder meeting. Our Board has delegated the authority to designate an inspector of election to Gary M. Holloway, Sr., our chairman, president and chief executive officer. As of the mailing of this proxy statement, Mr. Holloway had not designated an inspector of election for the 2006 Annual Meeting, but he may do so at any time prior to the meeting. Regardless of whether an inspector of election is formally designated prior to the meeting, we expect that representatives of our transfer agent and registrar will assist in the tabulation of affirmative and negative votes and withheld votes and abstentions.

What constitutes a quorum?

        As of the Record Date, the Trust had 41,566,198 common shares outstanding. A majority of the outstanding shares entitled to vote at the 2006 Annual Meeting on any matter, present or represented by proxy, will constitute a quorum for the meeting. If you sign and return your proxy card, your shares will be counted in determining the presence of a quorum, even if you withhold your vote. If a quorum is not present at the meeting, the shareholders present in person or by proxy may adjourn the meeting to a date not more than 120 days after the Record Date, until a quorum is present.

Can limited partners in the Trust's operating partnership ("OP") vote their units of limited partnership interest in the OP ("OP units")?

        No. Only common shareholders of record at the close of business on the Record Date may vote at the 2006 Annual Meeting. Holders of OP units are not shareholders of the Trust, and therefore may not vote their OP units at meetings of our shareholders. The holders of OP units, other than the Trust, have redemption rights that enable them to redeem their OP units for common shares of the Trust on a one-for-one basis, generally after a one-year holding period. A holder of OP units would have had to redeem OP units for common shares prior to the Record Date in order to vote such common shares at the 2006 Annual Meeting. As of the Record Date, none of the 31,624,617 OP units then outstanding, and not held by the Trust, had been redeemed for common shares of the Trust.

How may my vote be cast and what vote is required for the election of trustees?

        With respect to the election of trustees, votes may be cast in favor of or withheld from one or all nominees. Votes that are withheld will not be included in the vote. Trustees are elected by a plurality, and therefore the nine nominees receiving the most votes "for" election will be elected as trustees. Some of our shareholders will not vote, so the shareholders who do vote influence the outcome of the election in greater proportion than their percentage ownership of the Trust.

        For the election of trustees, withheld votes do not affect whether a nominee has received sufficient votes to be elected. Shares held by brokers that do not have discretionary authority to vote on a particular matter and that have not received voting instructions from their customers (commonly referred to as "broker non-votes") are not counted or deemed to be present or represented for the purpose of determining whether shareholders have approved that matter, but they are counted as present for the purpose of determining the existence of a quorum at the meeting. Banks and brokers that have not received voting instructions from their clients cannot vote on their clients' behalf on "non-routine" proposals, but may vote their clients' shares on the election of trustees. Since the election of trustees is considered a routine matter for which brokers have the discretionary authority to vote for beneficial owners who have not otherwise provided voting instructions, broker non-votes will not exist with respect to the proposal for election of trustees.

What vote is required on other matters?

        The Trust is unaware of any other matters to be brought before the 2006 Annual Meeting. To the extent that such other matters are properly brought before the meeting, however, a majority of the votes cast at a meeting of shareholders is required to approve any other matter, unless a greater vote is required by law or by our Articles of Amendment and Restatement of Declaration of Trust ("Declaration of Trust"). The treatment of broker non-votes and abstentions with respect to such other matters will depend upon the vote required to approve the matter, but in all cases will be considered present for the purpose of determining the presence of a quorum.

Who is soliciting my proxy, how is it being solicited and who pays the cost?

        The Board is soliciting your proxy. The solicitation process is being conducted primarily by mail. However, proxies may also be solicited in person, by telephone or facsimile. Georgeson Shareholder, our proxy solicitor, is assisting us with respect to the coordination of mailing of the proxy statements to brokers and other custodians, nominees and fiduciaries for a fee of approximately $2,000, plus out-of-pocket expenses. The Trust pays the cost of soliciting proxies and also reimburses brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the owners of common shares.

What percentage of our common shares do current trustees and executive officers of the Trust own?

        Our trustees and executive officers owned in the aggregate approximately 1.0% of our beneficially-owned common shares, excluding OP units, as of the Record Date. (See the section of this Proxy Statement titled "Share Ownership of our Trustees, Executive Officers and 5% Beneficial Owners" for more details.)

When are shareholder proposals and trustee nominations for our 2007 Annual Meeting of Shareholders due?

        In accordance with our bylaws, notice relating to nominations for trustees or proposed business to be considered at the 2007 Annual Meeting of Shareholders must be given no earlier than April 9, 2007, and no later than May 9, 2007. In the event that the date of the 2007 Annual Meeting is advanced or delayed to a date that is more than 30 days before or after the first anniversary of the date of the 2006 Annual Meeting, your notice must be delivered not earlier than the 150th day prior to the date of the 2007 Annual Meeting, and not later than 5:00 p.m., Eastern Time, on the date that is the later of the following: (1) the date that is 120 days prior to the date of the 2007 Annual Meeting and (2) the tenth day following the day on which public announcement of the date of the 2007 Annual Meeting is first made. These requirements do not affect the deadline for submitting shareholder proposals for inclusion in the proxy statement for the 2007 Annual Meeting (discussed in the question and answer below), nor do they apply to questions a shareholder may wish to ask at the 2006 Annual Meeting. In accordance with our bylaws, a shareholder's notice must set forth:

  •
  as to each individual whom the shareholder proposes to nominate for election or reelection as a trustee (A) the name, age, business address and residence address of such individual, (B) the class, series and number of any shares of beneficial interest of the Trust that are beneficially owned by such individual, (C) the date such shares were acquired and the investment intent of such acquisition and (D) all other information relating to such individual that is required to be disclosed in solicitations of proxies for election of trustees in an election contest (even if an election contest is not involved), or is otherwise required to be included in proxy statements in accordance with the rules and regulations of the Securities and Exchange Commission ("SEC") (including such individual's written consent to being named in the proxy statement as a nominee and to serving as a Trustee if elected);

  •
  as to any other business that the shareholder proposes to bring before the meeting, a description of such business, the reasons for proposing such business at the meeting and any material interest in such business of such shareholder and any Shareholder Associated Person, individually or in the aggregate, including any anticipated benefit to the shareholder or the Shareholder Associated Person therefrom. The term "Shareholder Associated Person" means (i) any person controlling, directly or indirectly, or acting in concert with, a shareholder, or (ii) any beneficial owner of common shares;

  •
  as to the shareholder giving the notice and any Shareholder Associated Person, the class, series and number of all shares of beneficial interest of the Trust owned by such shareholder and by such Shareholder Associated Person, if any, and the nominee holder for, and number of, shares owned beneficially but not of record by such shareholder and by such Shareholder Associated Person;

  •
  as to the shareholder giving the notice and any Shareholder Associated Person, the name and address of such shareholder and Shareholder Associated Person, as they appear on the Trust's share ledger, if different, their current names and addresses; and

  •
  to the extent known by the shareholder giving the notice, the name and address of any other shareholder supporting the nominee for election or reelection as a trustee or the proposal of other business on the date of such shareholder's notice.

When are shareholder proposals intended to be included in the proxy statement for the 2007 Annual Meeting of Shareholders due?

        Shareholders who wish to include proposals in the proxy statement must submit such proposals in accordance with regulations adopted by the SEC. Shareholder proposals for the 2007 Annual Meeting must be submitted in writing by April 6, 2007 to GMH Communities Trust, Attn: Secretary and General Counsel, 10 Campus Boulevard, Newtown Square, PA 19073.

        However, if the date of the 2007 Annual Meeting changes by more than 30 days from the date of the 2006 Annual Meeting, the deadline for shareholder proposals to be included in the Proxy Statement is a reasonable time before the Trust begins to print and mail its proxy materials. The Trust intends to inform its shareholders as promptly as practicable, in event it does so change the date of the

2007 Annual Meeting. You should submit any proposal by a method that permits you to prove the date of delivery to us.

How can shareholders communicate with the Board, including non-employee Trustees?

        Shareholders may communicate with the full Board, the chairman or the non-employee trustees by writing to such trustees care of GMH Communities Trust, Attn: Secretary and General Counsel, 10 Campus Boulevard, Newtown Square, PA 19073. The secretary and general counsel will review all correspondence for any inappropriate correspondence and correspondence more suitably directed to management. The secretary and general counsel will then summarize and provide to the Board all correspondence not otherwise forwarded to the Board, and forward any appropriate correspondence to the entire Board, the chairman or the non-employee trustees, as the case may be, as requested in such correspondence. In addition, shareholders, employees of the Trust and third parties may submit complaints regarding accounting and auditing matters, which complaints will be reviewed by or under the direction of our Audit Committee, by following the complaint procedures posted on the Corporate Governance section of the "Investor Relations" page of our web site at www.gmhcommunities.com. References to our web site in this Proxy Statement are intended to be inactive textual references only.

PROPOSAL 1—ELECTION OF TRUSTEES

        The Trust's Declaration of Trust provides that trustees will be elected at each annual meeting of shareholders of the Trust. The Board consists of such number of trustees as is from time to time set by resolution adopted by the Board as provided in the Trust's bylaws. The Board currently is authorized to have up to nine members.

        The Board recommends to the shareholders the election of the following nine designated nominees for election at the 2006 Annual Meeting, to serve as trustees until the Annual Meeting of Shareholders to be held in 2007 and the election and qualification of the trustee's respective successor or until the trustee's earlier death, removal or resignation:

Gary M. Holloway, Sr.	Steven J. Kessler
Bruce F. Robinson	Denis J. Nayden
Frederick F. Buchholz	Dennis J. O'Leary
RADM James W. Eastwood (Ret)	Richard A. Silfen
Michael D. Fascitelli

        All nominees are currently trustees who have consented to be named, and have agreed to serve if elected. If this should not be the case, however, the proxies may be voted for a substitute nominee to be designated by the Board, or, as an alternative, the Board may reduce the number of trustees to be elected at the 2006 Annual Meeting or leave the position(s) vacant.

        Biographical information concerning each nominee for election as trustee is set forth below under the heading "Board of Trustees."

        The Board unanimously recommends a vote FOR each of the nominees named in Proposal 1—Election of Trustees.

BOARD OF TRUSTEES

        Our Board currently consists of nine members. We have provided below information regarding our current trustees, as of July 1, 2006, each of whom is nominated for election at the 2006 Annual Meeting.

Name	Age	Title
Gary M. Holloway, Sr.(1)	50	President, Chief Executive Officer and Chairman of the Board
Bruce F. Robinson(1)	50	President of Military Housing Business and Trustee
Dennis J. O'Leary(1)	58	Executive Vice President and Trustee
Frederick F. Buchholz	60	Trustee
RADM James W. Eastwood (Ret)	60	Trustee
Michael D. Fascitelli	49	Trustee
Steven J. Kessler	63	Trustee
Denis J. Nayden	52	Trustee
Richard A. Silfen	43	Trustee

(1)
Gary M. Holloway, Sr. designated each of these individuals for nomination to our Board pursuant to his right to nominate up to three trustees under the terms of his employment agreement. See the section below titled "Corporate Governance—Trustee Nomination Process" for a more detailed discussion of Mr. Holloway's nomination rights. Mr. O'Leary served as our Interim Chief Financial Officer from March 31, 2006 through July 1, 2006, at which time he became an Executive Vice President and retained the position of principal financial officer. After the filing with the Securities and Exchange Commission of the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, Mr. O'Leary will cease to be an employee of the Company.

(2)
Vornado Realty L.P., the operating partnership of Vornado Realty Trust, has designated this individual pursuant to its right to designate for nomination to our board a trustee under the terms of the warrant it received in connection with our formation transactions. See the section below titled "Corporate Governance—Trustee Nomination Process" for a more detailed discussion of Vorrnado Realty Trust's nomination rights.

        Messrs. Holloway and Robinson have served as trustees since the initial formation of the Trust in May 2004. The other trustees have served as trustees since October 28, 2004, the date on which the Trust's common shares were first publicly traded, except that Mr. Fascitelli was appointed to our Board on August 10, 2005.

        Gary M. Holloway, Sr. is our chairman, president and chief executive officer. Since 1985 and prior to our initial public offering, Mr. Holloway founded and operated GMH Associates, our predecessor entities and other affiliated entities, as a fully integrated and diverse real estate company with divisions specializing in the student and military housing industries, as well as the commercial real estate and investment services sectors. Under Mr. Holloway's direction, GMH Associates has acquired, built, managed and expanded residential and commercial properties throughout the U.S. since its inception. Prior to the formation of GMH Associates, Mr. Holloway was involved in various aspects of the real estate industry. He served as chief financial officer for the Holloway Corporation, a closely held business that specialized in residential and senior housing developments, and began his career with Touche Ross & Co., Certified Public Accountants, where he provided accounting and tax services to real estate clients.

        Bruce F. Robinson is president of our military housing division, GMH Military Housing, a military housing company which provides development, management, and construction/renovation services for family housing located on military bases throughout the United States. In addition, he manages our military joint venture and partner relationships. Prior to joining the military division, Mr. Robinson directed GMH Capital Partners, LP, an international corporate real estate company. During his tenure at the firm, which began in 1986, he has been a key participant in the formation and operation of all entity structures as well as financing issues, due diligence and global planning. Prior to joining GMH Associates, he was a senior tax manager for Touche Ross & Co., Certified Public Accountants, where he specialized in real estate syndication, partnerships and corporate acquisitions.

        Frederick F. Buchholz worked with Lend Lease Real Estate investments or its predecessors from 1968 until retiring in June 1998. Since his retirement, Mr. Buchholz has served as an independent real estate consultant. He was appointed senior vice president of Equitable Real Estate in December 1990 and executive vice president in 1992. Prior to his retirement, Mr. Buchholz was the officer in charge of the Lend Lease Philadelphia region, supervising new business, asset management and restructuring/workout activities on behalf of a total mortgage and equity portfolio exceeding $2.5 billion. At various times, Mr. Buchholz was also the officer in charge of Equitable Real Estate's New York and Washington, D.C. regional offices. Mr. Buchholz is a member of the board of trustees of Liberty Property Trust, and is a member of the Appraisal Institute and the Investment Review Committee of the Delaware Valley Real Estate Investment Fund, L.P.

        RADM James W. Eastwood (Ret) is chairman of Granary Associates, a project management, architectural, interior design and real estate development firm, a position he has held since 1990. Admiral Eastwood became executive vice president of Granary Associates in 1983, served as president from 1990 through 2004, and led the company through extraordinary growth and expansion in the healthcare, public and corporate sectors. He retired from the Naval Reserves in November 2001 as a Two Star Admiral having completed his final tour as Deputy, Vice-Commander, Commander-in-Chief Atlantic Fleet. Admiral Eastwood also serves on the board of directors of First Penn Bank. Admiral Eastwood is an NROTC graduate of Villanova University with a Bachelor of Engineering degree.

        Michael D. Fascitelli has been president of Vornado Realty Trust since December 1996. Vornado Realty Trust is a NYSE-listed real estate investment trust that currently owns and manages approximately 87 million square feet of commercial real estate in the U.S. Mr. Fascitelli also currently serves as the president of Alexander's Inc. Prior to his employment with Vornado Realty Trust, Mr. Fascitelli was a partner at Goldman, Sachs & Co., where he was head of the firm's real estate investment banking business. Mr. Fascitelli currently serves on the boards of Vornado Realty Trust, Alexander's Inc., and Toys "R" Us, Inc. Mr. Fascitelli received a Bachelor of Science in industrial engineering from the University of Rhode Island in 1978 and his MBA from the Harvard Graduate School of Business Administration in 1982.

        Steven J. Kessler has been an executive vice president and the chief financial officer of Resource America, Inc., an asset management company that specializes in real estate, financial fund management and equipment finance since 2005, and served as senior vice president from 1997 to the present. From March 2005 to September 2005, he served as chief financial officer, and since September 2005 he has served as senior vice president, of Resource Capital Corp., a NYSE-listed specialty finance company that is externally managed by an indirect, wholly-owned subsidiary of Resource America, Inc. In addition, from 2002 to 2004, Mr. Kessler served as the chief financial officer of Atlas Pipeline Partners, L.P., a NYSE-listed master limited partnership. Prior to that, Mr. Kessler was vice president-finance and acquisitions at Kravco Company from March 1994 until 1997. From 1983 through March 1994, Mr. Kessler was chief financial officer and chief operating officer at Strouse Greenberg & Co., Inc., a regional full service real estate company, and vice president-finance and chief accounting officer at its successor, The Rubin Organization. Prior thereto, Mr. Kessler was a partner at Touche Ross & Co.,

Certified Public Accountants. Mr. Kessler received a Bachelor of Science degree in accounting from Temple University in 1965 and became a certified public accountant in 1967.

        Denis J. Nayden was a senior vice president of General Electric Company and the former chairman and chief executive officer of GE Capital Corporation. Mr. Nayden joined GE Capital as marketing administrator for Air/Rail Financing in 1977, and in 1986 joined the Corporate Finance Group as vice president and general manager. In 1987, he was appointed senior vice president and general manager of the Structured Finance Group, and executive vice president of GE Capital in 1989. Mr. Nayden was named president and chief operating officer of GE Capital in 1994, and chairman and chief executive officer of GE Capital in June 2000. Additionally, he serves as Senior Advisor and Managing Partner of the Oak Hill Partners, L.P., a private investment group. He also is a Member of Alix Partners Holdings/Questor Partners Holdings Advisory Board, and serves on the boards of Accretive Healthcare Services, Inc., DuaneReade, Inc. and Gecis Global Holdings. Mr. Nayden received his Bachelor of Arts in English and his MBA in Finance from the University of Connecticut in 1976 and 1977, respectively.

        Dennis J. O'Leary served as our interim Chief Financial Officer from March 31, 2006 through June 30, 2006. Effective as of July 1, 2006, Mr. O'Leary's position with the Company became Executive Vice President and Principal Financial Officer. Mr. O'Leary will hold this position through the filing with the Securities and Exchange Commission of the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2006. Mr. O'Leary has been an independent consultant and a private investor since January 2004, working as a consultant to GMH Communities Trust and its predecessor entities on financial, structuring and compensation matters since March 2004. He was a partner with Ernst & Young LLP during 2002 and 2003, heading up the firm's New York Region—Insurance Tax Practice. From 1985 to 2001, Mr. O'Leary was a senior vice president with Reliance Group Holdings, Inc. where he was responsible for worldwide tax planning. Prior to that time, he was a partner with Touche Ross & Co, Certified Public Accountants. Mr. O'Leary received his Bachelor of Arts in Economics from LaSalle University in 1970 and an MBA in Accounting and Finance from Temple University in 1973. He became a certified public accountant in 1974.

        Richard A. Silfen has been president and chief financial officer of Cangen Biotechnologies, Inc., a biotechnology company developing molecular diagnostic tests for the early detection of cancer and other technologies designed to enhance the selection of cancer therapeutic regimes, since August 2004. From May 2000 until August 2004, Mr. Silfen was a partner of the law firm of Morgan, Lewis & Bockius LLP. Mr. Silfen has extensive experience counseling real estate investment trusts and other publicly traded companies in connection with capital raising transactions and other securities matters, as well as mergers and acquisitions and other business and financial matters. He is also a member of the National Association of Real Estate Investment Trusts. Prior to May 2000, Mr. Silfen was a partner of the law firm of Wolf, Block, Schorr and Solis-Cohen LLP and was vice chairman of its corporate department. From 1987 through 1990, Mr. Silfen worked in the Securities and Exchange Commission's Division of Corporation Finance. Mr. Silfen received his Bachelor of Arts in Physics from Baylor University in 1983 and his J.D. from the University of Alabama in 1987.

SHARE OWNERSHIP OF OUR TRUSTEES, EXECUTIVE OFFICERS
AND 5% BENEFICIAL OWNERS

        The following table sets forth the beneficial ownership of common shares, as of July 31, 2006, by (i) each of our trustees, (ii) each of our executive officers, (iii) all of our trustees and executive officers as a group and (iv) any shareholders known to us to be the beneficial owner of more than 5% of our common shares (based solely on information provided in Schedule 13D or 13G filings made by such beneficial owners with the SEC). The SEC has defined "beneficial" ownership of a security to mean the possession, directly or indirectly, of voting power and/or investment power. A shareholder is also deemed to be, as of any date, the beneficial owner of all securities that such shareholder has the right to acquire within 60 days after that date through (a) the exercise of any option, warrant or right,

(b) the conversion of a security, (c) the power to revoke a trust, discretionary account or similar arrangement or (d) the automatic termination of a trust, discretionary account or similar arrangement.

        Under the terms of the Trust's Declaration of Trust, shareholders generally may not have "beneficial" or "constructive" ownership (as those terms are defined in the Declaration of Trust) of more than 7.1% of the outstanding common shares of the Trust at any time. Common shares indicated as beneficially owned in the following table may not be deemed to be "beneficially" and/or constructively" owned by the shareholder under the Declaration of Trust. The Declaration of Trust provides that the Board may approve exceptions to this limitation of ownership, provided that the ownership exception would not threaten the Trust's ability to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"), and currently provides the following exceptions: (i) Mr. Holloway and persons whose share ownership would be attributed to him under the Declaration of Trust's constructive ownership provisions may own no more than 20% of the outstanding shares of the Trust; (ii) Steven Roth, the chief executive officer of Vornado Realty Trust, and persons whose share ownership would be attributed to him under the Declaration Trust's constructive ownership rules may own no more than 8.5% of the outstanding shares of the Trust, and (iii) Vornado Realty, L.P., Vornado Realty Trust, and designated affiliates or permitted transferees of Vornado Realty, L.P. under the terms of a warrant issued by the Trust, generally have no restriction on ownership levels in the Trust (except that any person who is treated as an "individual" for purposes of the Code may not benefit from this unlimited ownership exception).

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Outstanding Common Shares(1)
Trustees and Executive Officers
Gary M. Holloway, Sr.(2)	17,000,379	(2)	20.0%	(2)
Bruce F. Robinson	1,014,305	(3)	2.4
John DeRiggi	251,250	(3)	*
J. Patrick O'Grady	40,000	(3)	*
Joseph M. Macchione	63,700	(3)	*
Frederick F. Buchholz	12,488	(4)	*
RADM James W. Eastwood (Ret)	103,038	(4)	*
Michael D. Fascitelli	5,552	(5)	*
Steven J. Kessler	11,488	(4)	*
Denis J. Nayden	41,488	(4)	*
Dennis J. O'Leary	52,470	(4)	*
Richard A. Silfen	12,488	(4)	*
All executive officers and trustees as a group (12 persons)	18,608,646		31.1%	(6)
5% Shareholders
Cohen & Steers(7)	5,457,816		13.1
FMR Corp.(8)	4,436,698		10.7
Franklin Resources, Inc.(9)	3,416,334		8.2
Heitman Real Estate Securities LLC(10)	3,615,418		8.7
Vornado Realty Trust(5)	9,855,104		20.2

*
Less than 1%.

(1)
Based on 41,566,198 common shares outstanding as of July 31, 2006. Under the terms of the partnership agreement of our operating partnership, OP units generally may be redeemed for cash or common shares after the units have been held for one year from the date such units are issued

  (unless otherwise agreed to be redeemed earlier at the discretion of the general partner of our operating partnership).

(2)
The address for Gary M. Holloway is c/o GMH Communities Trust, 10 Campus Boulevard, Newtown Square, PA 19073. The number of common shares shown as beneficially owned by Mr. Holloway includes 11,550 common shares beneficially owned by Mr. Holloway's wife, and includes common shares issuable upon redemption of 16,988,829 OP units that were beneficially owned by Mr. Holloway as of July 31, 2006. Under the terms of the partnership agreement of our operating partnership, Mr. Holloway may require that his and his affiliates' OP units be redeemed for common shares rather than cash; provided, however, that he is limited to redeeming such units for a number of common shares equal to no more than 20% of the outstanding common shares at the time of such redemption.

(3)
The number of common shares shown as beneficially owned includes common shares issuable upon redemption of the following OP units beneficially owned as of July 31, 2006: Bruce F. Robinson—1,010,305 units; John DeRiggi—251,250 units; and Joseph M. Macchione—62,500 units. All of the OP units held by Messrs. Robinson, DeRiggi and Macchione had been held for more than one year as of July 31, 2006 (See Footnote 1), and therefore were redeemable for common shares within 60 days. The number of common shares shown as beneficially owned by Mr. Robinson also includes 4,000 common shares held in a trust for the benefit of his children. The number of shares shown as beneficially owned by Mr. O'Grady consists of restricted common shares issued pursuant to the Trust's Equity Incentive Plan.

(4)
Number of common shares presented includes 5,806 restricted common shares issued to each of the non-employee trustees under the Trust's Equity Incentive Plan. Mr. Silfen possesses shared voting and dispositive power with his spouse over 6,000 of the common shares reported as beneficially owned by him. Mr. Kessler possesses shares voting and dispositive power with his spouse over 5,000 of the common shares reported as beneficially owned by him. Admiral Eastwood's holdings include 10,000 common shares held by his spouse.

(5)
Number of common shares presented for Mr. Fascitelli includes 5,552 restricted common shares issued to him in connection with his service as a non-employee trustee under the Trust's Equity Incentive Plan. The number of common shares shown with respect to Vornado Realty Trust includes: (i) the 700,000 common shares owned by Vornado Investments L.L.C., (ii) 6,666,667 OP units issued upon exercise of a warrant held by Vornado Realty L.P., (ii) 671,190 OP units issued to Vornado CCA Gainesville, L.L.C., an affiliate of Vornado Realty Trust, and (iii) 1,817,247 common shares issued to Vornado Realty L.P. on May 2, 2006, in connection with a net exercise of the remaining portion of the warrant referenced above. Vornado Investments L.L.C. is a wholly-owned subsidiary of Vornado Realty L.P., which is the operating partnership of Vornado Realty Trust. Mr. Fascitelli is a Trustee and the President of Vornado Realty Trust. Mr. Fascitelli has reported in his filings with the SEC that he disclaims beneficial ownership in the 700,000 common shares held by Vornado Investments L.L.C., the 1,817,247 common shares held by Vornado Realty L.P., and the 7,337,857 OP units collectively issued to Vornado Realty L.P. and Vornado CCA Gainesville, L.L.C., except to the extent he has any pecuniary interest therein. The address of Vornado Realty Trust is 888 Seventh Avenue, New York, NY 10019.

(6)
Number of common shares indicated as beneficially owned by all trustees and executive officers includes a total of 18,324,434 common shares issuable upon redemption of outstanding OP units held by Messrs. Holloway, Robinson, DeRiggi and Macchione. Includes full redemption of Mr. Holloway's 16,988,829 outstanding OP units, although he is only permitted to redeem such units for a number of common shares equal to no more than 20% of the outstanding common shares at the time of such redemption.

(7)
Based upon information contained in a Schedule 13G/A filed with the SEC reporting beneficial ownership as of February 10, 2006. The Schedule 13G was filed jointly by Cohen & Steers, Inc. and Cohen & Steers Capital Management, Inc. The address of the reporting persons is 757 Third Avenue, New York, New York 10017. Cohen and Steers, Inc. and Cohen & Steers Capital Management, Inc. possessed sole voting power over 5,188,416 and sole dispositive power over 5,457,816 shares.

(8)
Based upon information contained in a Schedule 13G filed with the SEC reporting beneficial ownership as of February 14, 2006. The Schedule 13G was filed jointly by FMR Corp. and Edward C. Johnson 3d. The address of the reporting person is 82 Devonshire Street, Boston, Massachusetts 02109. The Schedule 13G discloses the following regarding power to vote and dispose of the common shares: Fidelity Management & Research Company ("Fidelity"), 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 4,163,298 shares as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The ownership of one investment company, Real Estate Invest Portfolio, amounted to 2,490,700 shares or 6.274% of the common shares outstanding. Real Estate Invest Portfolio has its principal business office at 82 Devonshire Street, Boston, Massachusetts 02109. Edward C. Johnson 3d and FMR Corp., through its control of Fidelity, and the funds each has sole power to dispose of the 4,163,298 common shares owned by the Funds. Members of the family of Edward C. Johnson 3d, Chairman of FMR Corp., are the predominant owners, directly or through trusts, of Series B shares of common stock of FMR Corp., representing 49% of the voting power of FMR Corp. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B shares will be voted in accordance with the majority vote of Series B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp. Neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds' Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds' Boards of Trustees. Fidelity Management Trust Company, 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR Corp. and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, is the beneficial owner of 218,400 shares or 0.550% of the common shares as a result of its serving as investment manager of the institutional account(s). Edward C. Johnson 3d and FMR Corp., through its control of Fidelity Management Trust Company, each has sole dispositive power over 218,400 shares and sole power to vote or to direct the voting of 218,400 shares of common shares owned by the institutional account(s) as reported above. Fidelity International Limited ("FIL"), Pembroke Hall, 42 Crow Lane, Hamilton, Bermuda, and various foreign-based subsidiaries provide investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors. FIL, which is a qualified institution under section 240.13d-1(b)(1) pursuant to an SEC No-Action letter dated October 5, 2000, is the beneficial owner of 55,000 shares or 0.139% of the common shares. A partnership controlled predominantly by members of the family of Edward C. Johnson 3d, Chairman of FMR Corp. and FIL, or trusts for their benefit, owns shares of FIL voting stock with the right to cast approximately 38% of the total votes which may be cast by all holders of FIL voting stock. FMR Corp. and FIL are separate and independent corporate entities, and their Boards of Directors are generally composed of different individuals.

(9)
Based upon information contained in a Schedule 13G/A filed with the SEC reporting beneficial ownership as of February 13, 2006. The address of the reporting persons is One Franklin Parkway, San Mateo, CA 94403. The Schedule 13G was filed jointly by Franklin Resources, Inc., Charles B.

  Johnson, Rupert H. Johnson, Jr. and Franklin Advisers, Inc. Franklin Advisers, Inc. possessed sole voting and dispositive power over 3,400,000 shares, Franklin Templeton Portfolio Advisers, Inc. possessed sole voting and dispositive power over 16,334 shares, and Franklin Resources, Inc., Charles B. Johnson and Rupert H. Johnson, Jr. did not possess sole voting or dispositive power over any shares.

(10)
Based upon information contained in a Schedule 13G/A filed with the SEC reporting beneficial ownership as of February 6, 2006. The address of the reporting person is Heitman Real Estate Securities, LLC, 191 North Wacker Drive, Suite 2,500, Chicago, Illinois 60606. Heitman Real Estate Securities LLC serves as sub-investment adviser to the Old Mutual Advisor Funds II Old Mutual Heitman REIT Fund, the Penn Series Funds, Inc. REIT Fund, the Old Mutual Advisor Funds OM Asset Allocation Balanced Portfolio, the Old Mutual Advisor Funds OM Asset Allocation Moderate Growth Portfolio, the Old Mutual Advisor Funds OM Asset Allocation Growth Portfolio, the Russell Investment Funds Real Estate Securities Fund and the Frank Russell Investment Company Real Estate Securities Fund, all registered investment companies, and as investment adviser to 4,271 separate account clients. The Old Mutual Advisor Funds II Old Mutual Heitman REIT Fund, the Penn Series Funds, Inc. REIT Fund, the Old Mutual Advisor Funds OM Asset Allocation Balanced Portfolio, the Old Mutual Advisor Funds OM Asset Allocation Moderate Growth Portfolio, the Old Mutual Advisor Funds OM Asset Allocation Growth Portfolio, the Russell Investment Funds Real Estate Securities Fund and the Frank Russell Investment Company Real Estate Securities Fund and 4,271 separate account clients have given dispositive power to Heitman Real Estate Securities LLC the right to receive or the power to direct the receipt of dividends from, or proceeds from the sale of 3,615,418 shares, 9.11% of this issuer.

CORPORATE GOVERNANCE

        Our business is managed through the oversight and direction of our Board. The Board has adopted and adheres to corporate governance practices that it and senior management believe promote the highest standards of integrity and represent current best practices. The Board periodically reviews these governance practices, the rules and listing standards of the New York Stock Exchange ("NYSE") and regulations of the SEC, as well as best practices suggested by recognized governance authorities and recommended by the Nominating and Corporate Governance Committee of the Board.

        We maintain a corporate governance link on the "Investor Relations" section of our web site, which includes key information about our corporate governance initiatives. Each of the following corporate governance documents can be found under the Corporate Governance section of the "Investor Relations" page of our web site at www.gmhcommunities.com, and are available free of charge to any shareholder upon request in writing to Attn: Investor Relations, GMH Communities Trust, 10 Campus Boulevard, Newtown Square, PA 19073: Code of Business Conduct and Ethics, Corporate Governance Guidelines, Code of Ethics for Chief Executive Officer and Senior Financial Employees, description of procedures for the submission of complaints regarding accounting and auditing matters, and charters of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Our Declaration of Trust and bylaws have been filed as exhibits to our Registration Statement on Form S-11 (333-116343) and are available at the SEC's web site at www.sec.gov.

        Independent Trustees.    Our Board currently consists of nine members, three of whom were executive officers as of July 31, 2006, and five of whom our Board has determined are "independent," with independence being defined in the manner established by our Board and in a manner consistent with corporate governance rules established by the NYSE. Our Board has adopted categorical standards, which are contained in our Corporate Governance Guidelines and conform to the independence standards established by the NYSE, to assist it in making determinations of independence. Our Corporate Governance Guidelines require that at all times a majority of the members of our Board be independent.

        Trustee Nomination Process.    All nominees for election as trustee are approved by our Nominating and Corporate Governance Committee. The committee will consider nominations properly submitted by shareholders as described above under the section titled "General Questions and Answers About the Meeting—When are shareholder proposals and trustee nominations for our 2007 Annual Meeting of Shareholders due?" The Trust's Corporate Governance Guidelines indicate that the Board as a whole should collectively possess a broad range of skills, expertise, industry and other knowledge, and business and other experience useful to the effective oversight of the Trust's business.

        Gary M. Holloway, Sr., so long as he is our chief executive officer, has the right to designate for nomination a certain number of trustees to the Board based on the following percentages of outstanding common shares owned by him and his affiliates on a fully-diluted basis, assuming the conversion of all outstanding OP units, other than OP units held by the Trust:

    •
    three trustees, including himself, to the extent he owns at least 20%;

    •
    two trustees, including himself, to the extent he owns at least 10% but less than 20%; and

    •
    himself, to the extent he owns less than 10%.

        None of the members of our Board designated for nomination by Mr. Holloway is or will be considered independent. These nominations must be submitted to and approved by our Nominating and Corporate Governance Committee, and satisfy the standards established by that committee for membership on our Board.

        In addition, under the terms of a warrant that we and our operating partnership issued to Vornado Realty L.P. ("Vornado") in connection with the formation transactions relating to our initial public offering, Vornado, or its permitted assignee(s), also has the right, but not the obligation, to appoint to our Board Michael D. Fascitelli, the president of Vornado Realty Trust, or another officer of Vornado Realty Trust who is reasonably acceptable to us, so long as the holder of the warrant holds common shares or OP units acquired at an aggregate price of not less than $10 million. This nominee may serve for so long as he desires to serve and the holder of the warrant owns common shares or OP units acquired at an aggregate price of not less than $10 million. Vornado exercised its right to appoint Mr. Fascitelli after our 2005 Annual Meeting of Shareholders, and Mr. Fascitelli was appointed to our Board on August 10, 2005. Our Nominating and Corporate Governance Committee approved of Mr. Fascitelli's appointment to the Board.

        Meetings.    Our Board met 13 times during 2005. In addition, during 2005, our Audit Committee met seven times, our Compensation Committee met three times, and our Nominating and Corporate Governance Committee met four times. None of the then current trustees attended fewer than 75% of the Board meetings held during 2005 or any of the meetings of the committees on which he served in 2005. The trustees are regularly kept informed about our business at meetings of the Board and its committees and through supplemental reports and communications. Under the terms of our Corporate Governance Guidelines, our non-employee trustees are required to meet regularly in executive sessions, without the presence of management of the Trust; and at least one time per year, only our independent trustees may be present. At each regularly scheduled meeting of the non-management trustees, the chairman of the Nominating and Corporate Governance Committee will serve as the presiding trustee for such meetings. Our non-employee trustees are required to devote as much time to our affairs as their duties require. Our full Board generally meets quarterly or more frequently if necessary.

        Trustees are strongly encouraged, but not required, to attend our annual meetings of shareholders. All members of the then current Board attended our 2005 Annual Meeting of Shareholders. All members of our Board are expected to attend the 2006 Annual Meeting.

        Code of Business Conduct and Ethics.    We have adopted a Code of Business Conduct and Ethics in accordance with the corporate governance rules of the NYSE. The code contains a policy that prohibits conflicts of interest between our officers, employees and trustees on the one hand, and the Trust on the other hand, except where our Audit Committee approves of the transaction involving the potential conflict. Our conflicts of interest policy states that a conflict of interest exists when a person's private interest is not aligned or appears to be not aligned, or interferes or appears to interfere, in any way with the Trust's interest. For example, our conflicts of interest policy prohibits our officers, employees and trustees from entering into agreements, transactions or business relationships, or otherwise taking actions, that involve conflicts of interest, other than such agreements, transactions or business relationships or other actions that are (i) otherwise contemplated in the prospectus relating to our initial public offering, or (ii) approved in advance by our Audit Committee. Except as otherwise permitted as described in the foregoing sentence, the Trust is prohibited from, among other things, engaging in the following activities:

    •
    acquiring any assets or other property from, or selling any assets or other property to, any of our trustees, officers or employees, any of their immediate family members or any entity in which any of our trustees, officers or employees or any of their immediate family members has an interest of 5% or more;

    •
    making any loan to, or borrowing from, any of our trustees, officers or employees, any of their immediate family members or any entity in which any of our trustees, officers or employees or any of their immediate family members has an interest of 5% or more;

    •
    engaging in any other transaction with any of our trustees, officers or employees, any of their immediate family members or any entity in which any of our trustees, officers or employees or their immediate family members has an interest of 5% or more; or

    •
    permitting any of our trustees or officers to make recommendations regarding or to approve compensation decisions that will personally benefit such trustees or officers or their immediate family members whom we employ, other than customary compensation for service on our Board and its committees.

        A copy of this code may be viewed on the Corporate Governance section of the "Investor Relations" page on our web site at www.gmhcommunities.com.

        Code of Ethics for Chief Executive Officer and Senior Financial Employees.    We have adopted a Code of Ethics for Chief Executive Officer and Senior Financial Employees that applies to our principal executive officer, principal financial officer, principal accounting officer or controller and persons performing similar functions. A copy of this code may be viewed on the Corporate Governance section of the "Investor Relations" page on our web site at www.gmhcommunities.com. To the extent permitted by the corporate governance rules of the NYSE, we intend to satisfy the disclosure requirement under Item 10 of Form 8-K regarding the amendment to, or waiver of, a provision of the code by posting such information under the Corporate Governance section of the "Investor Relations" page on our web site at www.gmhcommunities.com.

BOARD COMMITTEES AND TRUSTEE COMPENSATION

        The Board has established three standing committees the principal functions of which are briefly described below.

        Audit Committee.    Our Audit Committee is comprised of three independent trustees, Messrs. Eastwood, Kessler and Silfen. The Audit Committee has been established as a separately-designated standing committee of the Board in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. Each of the members of the Audit Committee meets the financial literacy requirements of the NYSE, and our Board has affirmatively determined that Mr. Kessler is an "audit committee financial expert" and is independent as defined under the Trust's Corporate Governance Guidelines and consistent with the listing standards of the NYSE. Mr. Kessler serves as the chairperson of the Audit Committee. In accordance with the terms of the Audit Committee formal charter, the Audit Committee oversees, reviews and evaluates:

    •
    our financial statements;

    •
    our accounting and financial reporting processes;

    •
    the integrity and audits of our financial statements;

    •
    our disclosure controls and procedures;

    •
    our internal control functions;

    •
    our compliance with legal and regulatory requirements;

    •
    the qualifications and independence of our independent auditors; and

    •
    the performance of our internal and independent auditors.

        The Audit Committee also:

    •
    has sole authority to appoint, compensate, oversee, retain or replace our independent auditors;

    •
    has sole authority to approve in advance all audit and permissible non-audit services, if any, by our independent auditors and the fees to be paid in connection therewith;

    •
    is responsible for establishing and maintaining whistleblower procedures;

    •
    will conduct an annual self-evaluation;

    •
    prepares an Audit Committee report for publication in our annual proxy statement;

    •
    monitors compliance of our employees with our standards of business conduct and conflict of interest policies; and

    •
    will meet at least quarterly with our senior executive officers, internal audit staff and our independent auditors in separate executive sessions.

        Our Board has adopted a written charter for the Audit Committee that sets forth its specific functions and responsibilities. A copy of this charter may be viewed under the Corporate Governance section of the "Investor Relations" page on our web site at www.gmhcommunities.com.

        Compensation Committee.    Our Board has established a Compensation Committee, which is comprised of three independent trustees, Messrs. Buchholz, Eastwood and Nayden. Admiral Eastwood serves as the chairperson of the Compensation Committee. Under the terms of the written charter of the Compensation Committee, the principal responsibilities of the committee are to:

    •
    approve and evaluate the trustee and executive officer compensation plans, policies and programs of the Trust;

    •
    review and approve the compensation and benefits for our executive officers and other key employees;

    •
    make recommendations to the Board with respect to non-CEO executive officer compensation, and incentive compensation and equity-based plans that are subject to Board approval;

    •
    review and approve annually, for the CEO and other executive officers, (i) annual base salary, (ii) annual incentive opportunity level; (iii) long-term incentive opportunity level; (iv) employment, severance and change-in-control agreements and provisions, and (v) any special or supplemental benefits;

    •
    prepare an executive compensation report for publication in our annual proxy statement; and

    •
    conduct an annual self-evaluation.

        The Compensation Committee also has responsibility for reviewing and approving corporate goals and objectives relevant to the chief executive officer's compensation, evaluating the chief executive officer's performance in light of those goals and objectives, and establishing the chief executive officer's compensation levels based on its evaluation. The Compensation Committee has the authority to retain and terminate any compensation consultant to be used to assist in the evaluation of the compensation of the chief executive officer or any other executive officer. The Compensation Committee charter currently delegates authority to approve trustee compensation to the Compensation Committee. In February 2005, our Board, upon recommendation of the Compensation Committee and the Nominating and Corporation Governance Committee, approved the delegation of authority regarding approval of trustee fees to the Nominating and Corporate Governance. Our Board has adopted a written charter for the Compensation Committee that sets forth its specific functions and responsibilities. A copy of this charter may be viewed under the Corporate Governance section of the "Investor Relations" page on our web site at www.gmhcommunities.com.

        Nominating and Corporate Governance Committee.    Our Board has established a Nominating and Corporate Governance Committee, which is comprised of three independent trustees, Messrs. Buchholz, Kessler and Silfen. Mr. Silfen serves as the chairperson of this committee. The Nominating and Corporate Governance Committee is responsible for, among other things, identifying, recruiting, evaluating and nominating qualified individuals to become trustees, recommending the composition of committees of our Board, developing our corporate governance guidelines and policies, developing processes regarding the consideration of trustee candidates recommended by shareholders and shareholder communications with our Board and conducting an annual self-evaluation and assisting our Board and our other Board committees in the conduct of their annual self-evaluations. In addition, our Board has approved the delegation of authority regarding approval of trustee compensation to the Nominating and Corporate Governance Committee. Accordingly, we expect that the Board will approve formal amendments to the Compensation Committee and Nominating and Corporate Governance Committee charters, and that the Nominating and Corporate Governance Committee will consider and approve trustee fees in the future.

        The Nominating and Corporate Governance Committee will consider appropriate trustee nominees whose names are submitted in writing by a shareholder in accordance with the procedures described above under the section titled "General Questions and Answers About the Meeting—When are shareholder proposals and trustee nominations for our 2006 Annual Meeting of Shareholders due?" In addition, the Nominating and Corporate Governance Committee will consider trustee nominees from other reasonable sources, including current Board members or other persons. The Nominating and Corporate Governance Committee has the ability to retain a third party to assist in the nomination process, but did not engage any third parties in connection with determining the trustee nominees for the 2006 Annual Meeting. All nominees at the 2006 Annual Meeting currently serve as trustees.

        Our Board has adopted a written charter for the Nominating and Corporate Governance Committee that sets forth its specific functions and responsibilities. A copy of this charter may be viewed under the Corporate Governance section of the "Investor Relations" page on our web site at www.gmhcommunities.com.

        Trustee Compensation.    As compensation for serving on our Board, each of our non-employee trustees will receive an annual fee of $40,000, of which $20,000 will be paid in the form of restricted shares and $20,000 will be paid in cash. The cash portion of this annual fee is paid on a quarterly pro-rata basis, and the restricted share portion of this annual fee is paid on June 30th of each fiscal year. These restricted shares vest in three equal annual installments, are considered outstanding common shares for purposes of voting along with our common shareholders, and receive dividend-equivalent cash payments along with our common shareholders. In addition, non-employee trustees will receive $1,000 for each Board or committee meeting attended in person and $500 for each Board or committee meeting attended telephonically. Committee chairmen will receive an additional annual fee with the lead independent trustee receiving an additional $5,000 per year, the Audit Committee chairman receiving an additional $7,500 per year, and the Compensation Committee chairman and the Nominating and Corporate Governance Committee chairman each receiving an additional $5,000 per year. In March 2006, the Board created a Special Committee to consider and analyze strategic and financial alternatives, including potential offers to acquire the Company. Members of the Special Committee, which consists of Mr. Silfen (Chairman), Mr. Buchholz and Mr. Eastwood, receive the following fees: (i) an initial retainer in the amount of $10,000 for the Chairman and $5,000 for other members, (ii) for each full or partial month of service rendered by the Special Committee, a monthly retainer of $6,000 for the Chairman and $4,500 for other members, plus such other amounts as may be deemed appropriate by the Board following the date on which these retainer fees are paid, and (iii) attendance fees for participating in meetings as described above for our standing committees ($1,000 for attendance in person, and $500 for attendance via telephone conference). Trustees who also are officers or employees of our company will receive no additional compensation as trustees. In addition, we will reimburse our trustees for their reasonable out-of-pocket expenses incurred in attending Board and committee meetings. Upon joining our Board, each non-employee trustee receives 3,500 restricted common shares that vest in three equal annual installments. Our Board may change the compensation of our non-employee trustees in its discretion, and has delegated this authority to the Nominating and Corporate Governance Committee.

REPORT OF THE COMPENSATION COMMITTEE

        The Compensation Committee currently is composed of three independent trustees, Messrs. Eastwood (Chairman), Buchholz and Nayden. The Compensation Committee regularly reviews and approves executive officer compensation levels and policies. The Trust completed its initial public offering in November 2004, and therefore 2005 was the first full year of operations from which the Compensation Committee could base its evaluation of the individual performance of the Trust's executive officers and the corporate performance of the Trust. In connection with the Trust's initial public offering, the Trust entered into employment agreements with its top three executive officers, Messrs. Holloway, Robinson and Coyle. Mr. Coyle resigned from his position as president of the Trust's student housing division on December 31, 2005, at which time his employment agreement was terminated. As part of the separation agreement entered into between the Trust and Mr. Coyle, however, the Trust agreed that Mr. Coyle would be eligible to receive a bonus award relating to his employment throughout 2005, as determined in accordance with the terms of his employment agreement and the executive officer bonus program that had been previously approved by the Compensation Committee in March 2005. In addition, effective as of July 1, 2006, the Trust entered into employment agreements with John DeRiggi, President of the Trust's Student Housing Business and Chief Investment Officer; J. Patrick O'Grady, Executive Vice President and Chief Financial Officer; and Joseph M. Macchione, Executive Vice President, General Counsel and Secretary. Set forth below is a discussion of the compensation philosophy utilized to design appropriate forms of compensation under these employment agreements, as well as with respect to the Trust's other executive officers who did not have employment agreements during 2005.

Compensation Philosophy

        The Compensation Committee believes that a well-designed compensation program should align the goals of the shareholders with the goals of the executive, and that a significant part of an executive's compensation, over the long term, should be dependent upon the value created for shareholders. Executives should be held accountable through their compensation for the performance of the Trust, and compensation levels also should reflect the executive's individual performance in an effort to encourage individual contributions to the Trust's performance. The compensation philosophy is designed to motivate executives to focus on operating results and create long-term shareholder value by:

    •
    establishing a plan that attracts, retains and motivates executives through compensation that is competitive with a peer group of other publicly-traded real estate investment trusts ("REITs");

    •
    linking a portion of executives' compensation to the achievement of the Trust's business plan by using measurements of the Trust's operating results and shareholder return; and

    •
    Building a pay-for-performance system that encourages and rewards successful initiatives within a team environment.

        The Compensation Committee believes that each of the above factors is important when determining compensation levels. In connection with the Trust's initial public offering in 2004, the Trust engaged an independent consulting firm in determining the appropriate salaries, bonuses and other material terms of the employment agreements with Messrs. Holloway, Robinson and Coyle, and also heavily negotiated the agreements with each of the executives and the managing underwriters for the Trust's initial public offering. All executive employment agreements were effective as of November 2, 2004, the closing date of the initial public offering. A description of the employment agreements is set forth below under the section of this Proxy Statement titled "Executive Compensation—Employment Agreements." The independent compensation consultant also prepared reports for, and submitted recommendations to, the Compensation Committee with respect to the Trust's executive officers and other key employees who did not have employment agreements during 2005.

Types of Compensation

        The executive compensation policies adopted by the Compensation Committee will be structured to provide short- and long-term incentives for executive performance that promote continuing improvements in the Trust's financial results and returns to shareholders. The elements of the Trust's executive compensation are primarily comprised of the following, with all three elements designed to complement each other in satisfying the ultimate goal of creating long-term shareholder value:

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  Base salaries.    Base salaries are paid for ongoing performance throughout the year. In order to compete for and retain talented executives who are critical to the Trust's long-term success, the Compensation Committee has determined that the base salaries of executive officers should approximate those of executives of other equity REITs that compete with the Trust for employees, investors and business, while also taking into account the executive officers' performance and tenure and the Trust's performance relative to its peer companies within the REIT sector. The initial base salaries included in the Trust's employment agreements for Messrs. Holloway, Robinson and Coyle were reviewed and recommended by an independent compensation consultant prior to completion of the Trust's initial public offering in November 2004. The 2005 base salaries for the Trust's other executive officers, who were not subject to employment agreements during 2005, were also reviewed and recommended by the independent compensation consultant subsequent to the Trust's initial public offering. These employment agreements and the 2005 base salaries were then approved and ratified by the Compensation Committee after completion of the Trust's initial public offering. Under the terms of the Trust's employment agreements, the base salaries for each executive officer increases each year, at a minimum, by a multiplier based on increases in the Consumer Price Index. In addition, the Compensation Committee will increase base salaries for all executive officers based on a review of base salaries for executive officers at comparable REITs with similar market capitalizations and businesses, as well as based on the executive's performance during the prior fiscal year and the Trust's operating results and financial performance. The Compensation Committee has the authority to engage its own independent compensation consultant to assist in the determination of appropriate levels of compensation for executive officers.

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  Annual Incentive Cash Bonus.    The Trust's philosophy of awarding annual cash incentive awards is designed to relate the executive's pay to the Trust's performance and to reward individual contributions to the Trust's performance. The Compensation Committee believes that in order to motivate key executives to achieve annual strategic business goals, executives should receive annual incentive cash bonuses for their contributions in achieving these goals.

    Under the terms of the Trust's employment agreements with Messrs. Holloway, Robinson and Coyle, the Compensation Committee is required to determine within 90 days after the end of each fiscal year, a bonus policy containing relevant goals for the current fiscal year based on individual performance goals for the executives and corporate performance goals set at threshold, target, superior and outperformance levels. On March 28, 2005, the Compensation Committee approved the performance criteria that was be used to determine executive officer cash bonus awards for the year ending December 31, 2005, consistent with the terms of the Trust's employment agreements with Messrs. Holloway, Robinson and Coyle. The Compensation

    Committee adopted a similar allocation of individual performance goals with respect to the Trust's other executive officers for 2005.

    The performance criteria for 2005 for the attainment of corporate goals for all executive officers of the Trust included (i) the Trust's funds from operations (FFO) per share for 2005, (ii) dollar amount of student housing acquisitions for 2005, and (iii) the number of new military housing units obtained under the Trust's military housing privatization projects for 2005. These three corporate performance goals were further broken down into specific threshold, target, superior and outperformance levels, and then further weighted with respect to executive officers, as follows: FFO per share—50%; student housing acquisitions—35%; and military housing unit acquisitions—15%. The individual performance goals with respect to each executive officer consisted of a number of defined responsibilities and business objectives prepared by the respective executive officer and tailored to his position within the Trust.

    Actual bonuses for 2005 were determined by the Compensation Committee based on the satisfaction of the corporate and individual performance goals as described above, and were equal to a percentage of the executive officer's base salary based on the following threshold, target, superior and outperformance levels: Gary M. Holloway, Sr. (threshold—40%; target—80%; superior—120%; outperformance—200%); Bruce R. Robinson (threshold—40%, target—80%; superior—120%; outperformance—175%); Joseph M. Coyle (threshold—40%, target—80%; superior—120%; outperformance—175%); John DeRiggi (threshold—33 1/3%, target—66 2/3%; superior—100%); Bradley W. Harris (threshold—25%, target—50%; superior—75%); and Joseph M. Macchione (threshold—25%, target—50%; superior—75%). Mr. Harris was the Trust's Executive Vice President and Chief Financial Officer during the fiscal year 2005, and was terminated from employment effective March 31, 2006.

    During the first quarter of 2006, the Compensation Committee evaluated whether each of the corporate and individual performance goals for the Trust's executive officers had been satisfied, and on the basis of these evaluations, made final determinations of 2005 cash bonuses payable to executive officers. Notably, the Compensation Committee found that the Trust exceeded its anticipated dollar value of student housing acquisitions during 2005 and met its goals with respect to the number of additional military housing units acquired during 2005. In addition, the Compensation Committee reviewed written self-assessments that were submitted by each of the Trust's executive officers in connection with the evaluation of their individual performance goals for 2005. On the basis of these factors, the Compensation Committee determined that each of the Trust's executive officers was eligible to receive an incentive bonus for 2005 in accordance with his specified bonus formula as described above. Despite the determination by the Compensation Committee that Messrs. Holloway and Robinson were eligible to receive 2005 bonus awards on the basis of the evaluation of their corporate and individual performance goals, Messrs. Holloway and Robinson informed the Compensation Committee that they desired to forego their 2005 bonus amounts, and, accordingly, the Compensation Committee did not award to either of them a 2005 bonus.

    The Compensation Committee believes that the Trust's annual incentive bonus policies for executive officers provide a compensation package that is competitive with comparable equity REITs.

  •
  Long-Term Incentives.    The Compensation Committee expects to approve a long-term incentive program for executive officers beginning with the fiscal year 2006, which would include the grant of restricted shares or other equity-based awards under the Trust's Equity Incentive Plan and, possibly, equity-based grants under the Trust's Deferred Compensation Plan, all to be determined by the committee. The exact number and form of equity-based awards to be granted to executive officers and other employees is expected to vary depending on the position and salary of the employee and the Trust's success in delivering annual total shareholder returns that meet targets established by the Compensation Committee. The Compensation Committee expects to consult with an independent compensation consultant during 2006 in order to establish an appropriate long-term incentive program for executive officers and other key employees. Any equity-based awards granted by the Trust to executive officers and other key employees are expected to be awarded at the end of the fiscal year 2006, and will be designed to link compensation to the Trust's long-term common share performance and to vest over a period of time, such that the awards will encourage the employees to remain with the Trust.

Chief Executive Officer Compensation for 2005

        Gary M. Holloway, Sr. served as the Trust's president, chief executive officer and chairman of the Board during 2005. Mr. Holloway's employment agreement, which became effective as of November 2, 2004, set an initial annual base salary of $350,000, subject to annual increases based on a percentage increase in the Consumer Price Index, and included provision for the payment of annual incentive cash bonuses based on the attainment of corporate performance and individual performance goals as approved by the Compensation Committee, and as described above. In approving and ratifying Mr. Holloway's employment agreement subsequent to the Trust's initial public offering, the Compensation Committee considered that (i) the agreement was reviewed by an independent compensation consultant, and the committee had discussed with the consultant the process and factors used by the consultant to recommend the terms of the agreement, and (ii) the agreement was highly negotiated with, and approved by, the managing underwriters in connection with the Trust's initial public offering. In accordance with his employment agreement, Mr. Holloway was paid a 2005 base salary of $350,000. Also in accordance with his employment agreement, in March 2005, the Compensation Committee approved the performance criteria that were be used to determine Mr. Holloway's cash bonus award for the year ending December 31, 2005. Mr. Holloway's actual bonus for 2005 was determined by the Compensation Committee based on the satisfaction of the corporate/individual performance goals as described above under "—Annual Incentive Cash Bonus," and was equal to a percentage of Mr. Holloway's base salary based on threshold, target, superior and outperformance levels (threshold—40%; target—80%; superior—120%; outperformance—200%). During the first quarter of 2006, the Compensation Committee evaluated whether Mr. Holloway's performance goals had been satisfied. Notably, the Compensation Committee found that the Trust exceeded its anticipated dollar value of student housing acquisitions during 2005 and met its goals with respect to the number of additional military housing units acquired during 2005. In addition, the Compensation Committee reviewed a written self-assessment submitted by Mr. Holloway in connection with the evaluation of his individual performance for 2005. On the basis of these factors, the Compensation Committee determined that Mr. Holloway was entitled to an incentive bonus for 2005 in accordance with his specified bonus formula. Despite the determination by the Compensation Committee that Mr. Holloway was eligible to receive a 2005 bonus award on the basis of the evaluation of his corporate and individual performance goals, Mr. Holloway informed the Compensation Committee that he desired to forego his 2005 bonus amount, and, accordingly, the Compensation Committee did not award to him a 2005 bonus.

The Compensation Committee's Conclusion

        In terms of analyzing total compensation of executive officers, the Compensation Committee considered the fact that executive officers did not receive awards under the Trust's Equity Incentive Plan during 2005. The committee does expect to consult with an independent compensation consultant in 2006 to establish policies with respect to the grant of equity-based awards to executive officers and other employees effective by the end of the fiscal year 2006. The Compensation Committee has reviewed all components of the chief executive officer's and other executive officers' compensation, including salary, bonus, equity and long-term incentive compensation, including the actual projected payout obligations under the severance and change-in-control provisions under the Trust's employment agreements. Based on this review, the Compensation Committee finds that the executive officers' total compensation in the aggregate for 2005 was reasonable.

Federal Tax Regulations

        Section 162(m) of the Code limits the deductibility on the Trust's income tax return to compensation of $1.0 million for certain executive officers unless, in general, the compensation is paid pursuant to a plan that is performance-based, nondiscretionary and has been approved by the Trust's shareholders. This regulation did not apply to the Trust prior to the time it became a public company in November 2004. The Compensation Committee's policy with respect to Section 162(m) since the Trust's initial public offering is to make reasonable efforts to ensure that compensation is deductible to the extent permitted, while simultaneously providing the Trust's executives with appropriate rewards for their performance.

        This report is provided by the following Trustees, who constitute the current Compensation Committee.

Respectfully Submitted, Compensation Committee: RADM James W. Eastwood (Ret), Chairman Frederick F. Buchholz Denis J. Nayden

EXECUTIVE COMPENSATION

        The following table sets forth the annual base salary rates and other compensation paid to the Trust's chief executive officer and each of the next four most highly paid executive officers for 2005 and 2004 (collectively, the "named executive officers"). The Trust was initially formed in May 2004 and did not conduct any operations prior to completion of its initial public offering in November 2004. As a result, the Trust did not pay any compensation to executive officers for the period from January 1, 2004 through November 2, 2004 (the date on which the Trust's initial public offering was completed). Compensation information for 2004 is provided for the period from November 2, 2004 through December 31, 2004 with respect to compensation paid by the Trust, and for the period from January 1, 2004 through November 1, 2004 with respect to compensation paid by the Trust's predecessor entities, which include our operating partnership, College Park Management, Inc., GMH Military Housing, LLC, 353 Associates, L.P., and Corporate Flight Services, LLC. These entities are collectively referred to as "our predecessor entities" or "the Trust's predecessor entities." The operations of the Trust's predecessor entities were acquired by the Trust in connection with its formation transactions relating to the initial public offering.

Summary Compensation Table

Annual Compensation
Name and Principal Position	Year(1)	Salary		Bonus(2)		Other Annual Compensation(3)		All Other Compensation(4)
Gary M. Holloway, Sr. President, Chief Executive Officer and Chairman of the Board	2005 2004	$ $	350,000 372,167	$ $	— 150,000	$ $	28,000 18,499	$ $	12,551 2,563
Bruce F. Robinson President, Military Housing Division and Trustee	2005 2004	$ $	325,000 342,417	$ $	— 125,000	$ $	22,000 17,199	$ $	12,551 2,563
Joseph M. Coyle(5) President, Student Housing Division	2005 2004	$ $	300,000 317,417	$ $	161,400 100,000	$ $	22,000 17,199	$ $	12,551 2,563
John DeRiggi Executive Vice President and Chief Investment Officer	2005 2004	$ $	225,000 165,539	$ $	157,500 175,000	$ $	— —	$ $	2,516 2,563
Joseph M. Macchione Executive Vice President, General Counsel and Secretary	2005 2004	$ $	200,000 155,192	$ $	105,000 50,000	$ $	— —	$ $	1,771 1,471

(1)
The Trust was not formed until May 2004, and was not a reporting company under Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, at any time during the fiscal years prior to 2004. Accordingly, compensation information is only shown for the fiscal years 2004 and 2005.

(2)
Amounts provided for 2004 include the cash bonus awards paid by the Trust as specified under the terms of the employment agreements with Messrs. Holloway ($150,000), Robinson ($125,000) and Coyle ($100,000).

(3)
Mr. Holloway's employment agreement provides that he is entitled to receive a monthly car allowance of $1,500, reimbursement for the cost of tax preparation and financial planning services up to a maximum aggregate of $10,000 annually, and an annual medical examination, and is entitled to receive six weeks of paid vacation annually and various other customary benefits. Pursuant to their employment agreements, Messrs. Robinson and Coyle were entitled to receive a monthly car allowance of $1,000 and other benefits as commensurate with their position, including reimbursement for the cost of tax preparation and financial planning services up to a maximum aggregate of $10,000 annually, an annual medical examination, five weeks of paid vacation annually and various other customary benefits. During 2004, the Trust paid monthly car allowances for Messrs. Holloway, Robinson and Coyle of $3,750, $2,500 and $2,500, respectively; and paid tax planning services of $2,083 for each of Messrs. Holloway, Robinson and Coyle. During 2005, the Trust paid monthly car allowances for Mr. Holloway of $18,000, and $12,000 for each of Messrs. Robinson and Coyle; and paid tax planning services of $10,000 for each of Messrs. Holloway, Robinson and Coyle.

(4)
During 2004, the Trust made matches under the Trust's 401(k) plan of $2,563 for each of Messrs. Holloway, Robinson, Coyle, DeRiggi, and $1,471 for Mr. Macchione. During 2005, the Trust made matches under the Trust's 401(k) plan of $2,625 for each of Messrs. Holloway, Robinson and Coyle; $2,516 for Mr. DeRiggi; and $1,771 for Mr. Macchione; and paid medical benefits of $9,926 for each of Messrs. Holloway, Robinson and Coyle.

(5)
Mr. Coyle resigned from his position as President of the Trust's student housing division effective December 31, 2005.

Employment Agreements

        In connection with completion of our initial public offering in November 2004, we entered into employment agreements with three of our executive officers, Messrs. Holloway, Robinson and Coyle. Mr. Coyle resigned from his position as president of the Trust's student housing division on December 31, 2005, at which time his employment agreement was terminated as of that date. The employment agreements provide that these executive officers are eligible to participate in our Equity Incentive Plan, as described in the section below entitled "Equity Compensation Plan." In addition, effective as of July 1, 2006, the Trust entered into employment agreements with three additional executive officers, Messrs. DeRiggi, O'Grady and Macchione. The employment agreements provide that these executive officers are eligible to receive annual bonuses under a cash bonus plan, in addition to setting forth a base salary.

        Each employment agreement is for an initial three-year term (the "Initial Term") and provides the following annual base salaries: Gary M. Holloway, Sr., $350,000; Bruce F. Robinson, $325,000; John DeRiggi, $300,000; J. Patrick O'Grady, $300,000; and Joseph M. Macchione, $250,000. The annual base salary for Joseph M. Coyle under his employment agreement was $300,000. The base salaries for Messrs. Holloway, Robinson, DeRiggi, O'Grady and Macchione will be increased annually effective January 1 of any year during the term of the employment agreement. Such increases will be a minimum positive amount equal at least to the percentage increase in the Consumer Price Index. In addition, under the terms of the agreements, each executive is entitled to receive an annual cash bonus for each calendar year during the term of the agreement based on the performance of individual and corporate performance goals set by the Compensation Committee at (A) with respect to Mr. Holloway, certain threshold, target, superior and outperformance levels equal to 40%, 80%, 120%, and 200%, respectively, of his base salary; (B) with respect to Mr. Robinson, certain threshold, target, superior and outperformance levels equal to 40%, 80%, 120%, and 175%, respectively, of his base salary; and (C) with respect to Messrs. DeRiggi, O'Grady and Macchione, certain threshold, target and superior levels equal to 40%, 80% and 120%, respectively, of his base salary. Under the terms of Mr. O'Grady's employment agreement, he was guaranteed a cash bonus for the calendar year 2006 equal to no less than $120,000, $100,000 was required to be paid within five business days after the effective date of his employment agreement.

        The employment agreements provide that the executive officers agree to devote substantially all of their business time to the performance of their duties to us under their employment agreements (except as we otherwise agree). At the end of the Initial Term, the employment agreements will automatically extend for two additional one-year periods (each, an "Extension Term"), unless either party terminates the agreement by providing prior written notice to the other party not later than 60 days prior to expiration thereof. These employment agreements permit us to terminate the executives' employment with appropriate notice for or without "cause." "Cause" is generally defined to mean:

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  conviction of, or the entry of a plea of guilty or nolo contendere to, a felony, excluding any felony relating to the negligent operation of a motor vehicle or a conviction, plea of guilty or nolo contendere arising under a statutory provision imposing per se criminal liability due to the position held by the executive with us, provided the act or omission of the executive or officer with respect to such matter was not taken or omitted to be taken in contravention of any applicable policy or directive of the board of trustees;

  •
  a willful breach of the executive's duty of loyalty which is materially detrimental to us; and

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  a willful failure to adhere to explicitly stated duties that are consistent with the executive's employment agreement, or the reasonable and customary guidelines of employment or reasonable and customary corporate governance guidelines or policies, including without limitation the business code of ethics adopted by our board of trustees, or the failure to follow the lawful directives of our board of trustees provided such directives are consistent with the terms of the executive's employment agreement, which continues for a period of 30 days after written notice to the executive.

        In addition, either prior to or after a change of control, each executive has the right under his employment agreement to resign for "good reason" upon certain events that occur without such executive's written consent, provided the executive notifies us of his determination that "good reason" exists within 60 days of when the executive knows of the occurrence of the event upon which his determination is based. For these purposes, "good reason" means (i) any material reduction in duties, responsibilities or reporting requirements, or the assignment of any duties, responsibilities or reporting requirements that are inconsistent with his positions with us; (ii) a reduction in his annual base salary; (iii) the termination or material reduction of certain employee benefit plans, programs or material fringe benefits other than in connection with modifications to plans that are applicable to all similarly situated officers; (iv) relocation of our offices outside of a 35-mile radius of Newtown Square, Pennsylvania; (v) a failure by us to renew his employment agreement on at least comparable terms at the close of the Initial Term or of either Extension Term; or (vi) our material breach of his employment agreement which continues for a period of 30 days after written notice. In addition, with respect to Mr. Holloway, such "good reason" also includes his removal from the board, other than for "cause," or failure to be nominated or elected to the board, other than for "cause," absent his prior written consent.

        Pursuant to his employment agreement, Mr. Holloway will receive a monthly car allowance of $1,500 and other benefits commensurate with his position, including reimbursement for the cost of tax preparation and financial planning services up to a maximum aggregate of $10,000 annually, an annual medical examination, six weeks of paid vacation annually and various other customary benefits. Pursuant to Messrs. Robinson's and DeRiggi's employment agreements, each will receive a monthly car allowance of $1,000 and other benefits as are commensurate with his position, including reimbursement for the cost of tax preparation and financial planning services up to a maximum aggregate of $10,000 annually, an annual medical examination, five weeks of paid vacation annually and various other customary benefits. Pursuant to Messrs. O'Grady's and Macchione's employment agreements, each will receive a monthly car allowance of $650 and other benefits as are commensurate with his position, including reimbursement for the cost of tax preparation and financial planning services up to a maximum aggregate of $5,000 annually, an annual medical examination, five weeks of paid vacation annually and various other customary benefits. In addition, pursuant to Mr. O'Grady's employment agreement, he was issued 40,000 restricted common shares under our Equity Incentive Plan as of his employment agreement's effective date, which shares will vest over a three-year period, with 10,000 shares to vest upon the first anniversary of the grant date, and 15,000 shares to vest upon each of the second and third anniversaries of the grant date.

        The employment agreements also provide that the executives are eligible to receive the same benefits, including medical insurance coverage and retirement plan benefits in a 401(k) plan, to the same extent as other similarly situated employees, and such other benefits as are commensurate with their position. Participation in employee benefit plans will be subject to the terms of said benefit plans as in effect from time to time.

        If the executive's employment ends due to termination by us without cause, or termination by the executive for good reason, we will be obligated to pay the following severance benefit: (i) a lump sum payment equal to (A) three times base salary and the executive's average annual bonus determined at the superior level of both corporate and individual performance for the year in which the termination in the case of Mr. Holloway, (B) with respect to Mr. Robinson, two times such amount if not in connection with a change of control and three times such amount if in connection with a change of control, and (C) with respect to Messrs. DeRiggi, O'Grady and Macchione, two times such amount determined at the superior level for both corporate and individual performance for the year in which the termination occurs (however, if an executive resigns for "good reason" upon notice of non-renewal by the Company after the second Extension Term, the multiplier will be reduced to one times such amount), (ii) a prorated amount of the incentive bonus at the superior level for individual and corporate performance for the year in which the termination occurs, and (iii) an amount equal to accrued but unpaid base salary through the date of termination plus any other compensation then due and owing. The Trust will also permit the executive to continue to participate in, and will pay the premiums for, group health coverage for a period of three years following the executive's date of termination. Additionally, all of the options and restricted shares granted to the executive will become fully vested, and the executive will have a period of at least two years in which to exercise all vested options.

        If the executive's employment ends due to termination by the Trust for cause, or termination by the executive without good reason, the Trust will be obligated to pay the executive's accrued base salary and, with respect to a termination by the executive without good reason, any amount of accrued annual bonus, expense reimbursements and other compensation-related payments that are payable to the executive through the executive's date of termination. In addition, the executive will be entitled to exercise all vested options and will be entitled to all benefits accrued and vested under any of our employee benefit plans in which the executive participated prior to termination. Unless agreed otherwise, the executive will forfeit all unvested options and any unvested restricted shares not acquired for consideration. The Trust will have the right to repurchase the executive's unvested restricted shares acquired by the executive for consideration pursuant to the terms of our Equity Incentive Plan with the result that if the executive acquired unvested restricted shares for any consideration, the executive shall at most be entitled to a return of such consideration.

        If an executive's employment ends due to death or permanent disability, the Trust will pay to the executive, or his estate or beneficiary, an amount equal to one times the executive's base salary and the executive's annual incentive bonus (determined at the superior level for both corporate and individual performance for the year in which the termination of employment occurs) within 10 days of the occurrence of the relevant event. Further, the executive will become vested in all options and restricted shares and the executive or the executive's personal representative will have one year from the date of the event to exercise all vested options. The Trust will pay to the executive or the executive's representative any base salary, annual bonus, expense reimbursement, and all other compensation related payments payable as of the date of the relevant event. In addition, the Trust will pay to the executive or the executive's representative a prorated amount of the incentive bonus at the target level for corporate and individual performance for the year in which the relevant event occurred.

        In the event of a termination of the executive's employment by the executive or by us (or our successor) for any reason other than "cause" following a change of control, the executive will become fully vested in his options and restricted shares and shall have a two-year period from his or her date of termination to exercise his or her vested options. In general terms, a change of control occurs:

  •
  if a person, entity or affiliated group (with certain exceptions) acquires more than 50% of our then outstanding voting securities;

  •
  if we merge into another entity unless the holders of our voting shares immediately prior to the merger have at least 50% of the combined voting power of the securities in the merged entity or its parent;

  •
  upon the liquidation, dissolution, sale or disposition of all or substantially all of our assets such that after that transaction the holders of our voting shares immediately prior to the transaction own less than 50% of the voting securities of the acquiror or its parent;

  •
  if our board members are elected such that a majority of the board members have been members of the board for less than two years, unless the election or nomination for the election of each new board member who was not a board member at the beginning of such two year period was approved by at least two-thirds of the board members then still in office who were board members at the beginning of such period; or

  •
  if a majority of our board votes in favor of a resolution stating that a change of control has occurred.

        With respect to Messrs. Holloway and Robinson, if payments become due as a result of a change of control and the excise tax imposed by Section 4999 of the Code applies, the terms of their employment agreements will require us to gross up the executives for the amount of this excise tax plus the amount of income and other taxes due as a result of the gross up payment. Effective as of July 27, 2006, Mr. Robinson's employment agreement was amended with respect to compensation upon a change of control event. Under the terms of the amendment, in the event of the occurrence of a change of control (as defined in the agreement), other than a change of control resulting from a transaction in which Gary M. Holloway, Sr. or Mr. Robinson is a majority owner or managing member of the Trust (or any successor) following the transaction, then Mr. Robinson and the Trust (or the buyer or acquirer in such change of control transaction) shall enter into good faith negotiations not later than 15 days following the closing of such transaction as to Mr. Robinson's position with, and role and compensation in the post-closing business. If the parties to such negotiation have not reached an agreement and have not executed an employment agreement with respect to Mr. Robinson's ongoing employment after the closing not later than 30 days following such closing, then Mr. Robinson shall have the right, not later than 15 days following the expiration of the 30-day period, to terminate employment with the Trust and have such termination deemed to constitute "good cause" pursuant to the agreement; provided, however, that such election shall not be available in the event (i) that Mr. Robinson has become entitled to severance under any other provision of the employment agreement prior to his termination of employment, or (ii) of his death, permanent disability or the occurrence of any event that would give the Trust valid reason to terminate for cause.

        Each executive has agreed with the Trust that (with respect to Messrs. Holloway and Robinson, for an 18-month period after termination of his employment; and with respect to Messrs. DeRiggi, O'Grady and Macchione, for a 24-month period after termination of his employment), such executive will not compete with the Trust by working with or investing in, subject to certain limited exceptions noted below, any enterprise engaged in a business substantially similar to any primary segment of our business during the period of the executive's employment with us. The executive will not be subject to these restrictions if the Trust commits a material breach of the executive's employment agreement. In addition, these restrictions will not preclude the executive from (i) making any investment in a public company or any entity in which he is the owner of 5% or less of the issued and outstanding voting securities, provided ownership does not result in his being obligated or required to devote a substantial amount of managerial efforts, (ii) engaging in charitable, academic or community activities, or in trade or professional organizations, or (iii) holding directorships in other companies consistent with our conflict of interest policies and corporate governance guidelines.

Option Grants During 2005

        There were no option grants or grants of other forms of equity-based awards made by the Trust during the fiscal year ended December 31, 2005.

Aggregated Option Exercises in 2005 and 2005 Year-End Values

        There were no options or stock appreciation rights exercised during the fiscal year 2005 or outstanding at December 31, 2005.

Equity Incentive Plan Information

        The following table gives information about our common shares that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2005.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Warrants, Options and Rights	(c) Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excludes Securities Reflected in Column (a))
Equity compensation plans approved by shareholders(1)	—	$—	1,970238
Equity compensation plans not approved by shareholders	—	—	—

Total	—	$—	1,970,238

(1)
Relates to the Trust's Equity Incentive Plan. The plan was approved in October 2004 by the sole shareholder of the Trust prior to completion of our initial public offering. As of the date of this Proxy Statement, an aggregate of 42,962 restricted common shares had been granted to non-employee trustees under the Trust's Equity Incentive Plan, and 40,000 restricted common shares had been granted to an executive officer of the Trust.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        All of the members of the Compensation Committee of our Board have been determined to be independent trustees in accordance with the listing standards and corporate governance rules of the NYSE and the terms of our Corporate Governance Guidelines. None of these trustees, or any of our executive officers, serves as a member of a board or any compensation committee of any entity that has one or more executive officers serving as a member of our Board.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        From time to time, we may acquire, manage or develop properties in which our trustees or executive officers have an interest. We may recruit other persons with experience in the student or military housing industries to join our board or management team who have financial interests in housing properties we intend to acquire, develop or manage. In transactions of this nature, there will be conflicts between our interests and the interest of the trustee or executive officer involved, and we do not intend to engage in these transactions without the approval of a majority of our independent disinterested trustees.

Related Party Management and Other Services

        In the ordinary course of our business operations, we have on-going business relationships with Gary M. Holloway, Sr., entities affiliated with Mr. Holloway, and entities in which Mr. Holloway or we have an equity investment. These relationships and related transactions are summarized below.

        In connection with our initial public offering, Mr. Holloway, and various entities wholly-owned by Mr. Holloway, entered into a Contribution Agreement, dated October 18, 2004, with GMH Communities, LP, our operating partnership. Pursuant to the Contribution Agreement, Mr. Holloway contributed to our operating partnership all of the partnership interests of GH 353 Associates, L.P., which entity's sole asset was the corporate headquarters building located in Newtown Township, Pennsylvania. The Commonwealth of Pennsylvania and Newtown Township each impose a 1% transfer tax on the transfer of these partnership interests. Mr. Holloway paid the Company approximately $61,000 as reimbursement for one-half of the aggregate transfer tax that was originally paid by the Company to the Commonwealth and Township in connection with transfer tax assessed against the transfer of the partnership interests. The amount paid by Mr. Holloway to us was recorded as a reduction to corporate assets on our balance sheet as of December 31, 2005.

        Since completion of the Trust's initial public offering, the Trust and certain employees of the Trust have continued to provide services for entities that are wholly-owned or controlled by Mr. Holloway, which services include legal, IT, human resources, payroll, accounting, marketing, and costs for office equipment and furniture. These entities reimbursed the Trust for these services provided during the fiscal year 2005, which totaled approximately $0.4 million.

        The Trust leases space in its corporate headquarters to entities wholly-owned by Mr. Holloway, including GMH Capital Partners, LP, an entity that provides property management services for office, retail, industrial, multi-family and corporate properties, as well as acquisition and disposition services. During the fiscal year 2005, these entities paid an aggregate of approximately $0.2 million for the lease of space in our corporate headquarters.

        The Trust provided property management consulting services to GMH Capital Partners Asset Services, LP, an entity wholly-owned by Mr. Holloway, in connection with property management services that GMH Capital Partners Asset Services, LP performed during the year ended December 31, 2005 relating to five student housing properties containing a total of 1,361 beds. The Trust earned consulting fees equal to 80% of the net management fees that GMH Capital Partners Asset Services,

LP earned for providing the property management services. For the year ended December 31, 2005, such fees totaled $0.3 million.

        Through March 31, 2005, the Trust earned management fees from properties in which Mr. Holloway was an investor. During the year ended December 31, 2005, such income totaled $0.2 million.

        The Trust is reimbursed by the joint ventures relating to certain of its military housing projects in which the Trust has an ownership interest, as well as student housing properties under the Trust's management in which Mr. Holloway was an investor through March 2005, for the cost of certain employees engaged in the daily operation of those military housing projects and student housing properties. During the year ended December 31, 2005, such expense reimbursements relating to these military housing projects and student housing properties totaled $57.9 million.

        Mr. Holloway owns Bryn Mawr Abstract, Inc., an entity that provides title abstract services to third party title insurance companies, from which we have purchased title insurance with respect to student housing properties and military housing projects during 2005. In connection with our purchase of title insurance for these student housing properties and projects, we paid premiums to other title insurance companies, which fees in some cases are fixed according to statute. From these premiums, the other title companies paid to Bryn Mawr Abstract $0.3 million during the year ended December 31, 2005 for the provision of title abstract services.

        Mr. Holloway owns GMH Capital Partners Commercial Realty LP, an entity that provides real estate consulting and brokerage services for real estate transactions. During the year ended December 31, 2005, GMH Capital Partners Commercial Realty LP received aggregate commissions of $0.3 million from the sellers of two student housing properties that the Trust purchased.

        In February 2005, the Trust transferred its interest in Corporate Flight Services, LLC, including the corporate aircraft and associated debt initially contributed to the Trust's operating partnership at the time of the Trust's initial public offering, back to Mr. Holloway. Corporate Flight Services, LLC had a net deficit of $171,000, net of $180,000 tax expense related to the taxable gain upon the transfer to Mr. Holloway, on the date it was transferred back to Mr. Holloway. This transfer was accounted for as a capital contribution on the Trust's balance sheet as of the year ended December 31, 2005, and was recorded as an $87,000 increase to additional paid-in capital and an $84,000 increase to minority interest. During the year ended December 31, 2005, the Trust paid Corporate Flight Services, LLC $290,000 for use of the aircraft owned by Corporate Flight Services, LLC.

        Mr. Holloway and three other employees of the Trust, including two executive officers of the Trust during 2005 (Messrs. Robinson and Coyle), and an employee of an entity owned by Mr. Holloway, held an ownership interest in two properties (State College Park and Nittany Crossing, both of which are located in State College, Pennsylvania) that were acquired during the first quarter of 2005 for a total purchase price of $38.2 million. The Trust paid $36.5 million in cash to investors in the selling entity not affiliated with the Trust and issued a total of 141,549 units of limited partnership interest in the Trust's operating partnership to Mr. Holloway and these individuals with an aggregate fair value of $1.7 million in connection with the purchase. The fair value of the limited partnership units was based on the closing price of the Trust's common shares on the acquisition date. Mr. Holloway, Mr. Robinson and Mr. Coyle individually received 129,536 units, 7,388 units and 3,185 units, respectively.

Loans from General Electric Capital Corporation

        During the fiscal year 2005, Denis J. Nayden, one of our trustees, served as a consultant to General Electric Company, which is the parent company of General Electric Capital Corporation. As of December 31, 2005, we had incurred from General Electric Capital Corporation indebtedness in an aggregate amount of $256.9 million secured by properties or other assets that we owned.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee of the Board currently is comprised of three independent trustees, Messrs. Kessler (Chairman), Eastwood and Silfen. Each of these trustees meets the independence and experience requirements of the NYSE. The Audit Committee maintains a written charter outlining the Audit Committee's practices.

        Management is responsible for the preparation, presentation and integrity of the Trust's financial statements, accounting and financial reporting principles and internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Trust's independent public accountants are responsible for performing an independent audit of the Trust's consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes, including the recommendation to the Board of the selection of the Trust's independent accountants.

        The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditor, nor can the Audit Committee certify that the independent auditor is "independent" under applicable rules. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors and the experience of the Audit Committee's members in business, financial and accounting matters.

        In this context, the Audit Committee has met and held discussions with management and the independent accountants, including meetings with the independent accountants during which management was not present. Management represented to the Audit Committee that the Trust's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

        The Trust's independent accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence.

        Based upon the Audit Committee's discussion with management and the independent accountants and the Audit Committee's review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Trust's 2005 Annual Report on Form 10-K.

Respectfully Submitted,
Audit Committee: Steven J. Kessler, Chairman RADM James W. Eastwood (Ret) Richard A. Silfen

INDEPENDENT AUDITORS AND AUDITOR FEES

        Ernst & Young LLP has served as the Trust's independent public accountants, and principal registered public accounting firm, since we were formed in May 2004, and served in such capacity during 2005. During 2005, Ernst & Young LLP performed certain non-audit services for the Trust. The Audit Committee has considered whether the provision of these non-audit services is compatible with maintaining the accountants' independence. The Audit Committee discussed these services with representatives of Ernst & Young LLP and management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as by the American Institute of Certified Public Accountants.

        The following table presents the aggregate fees billed by Ernst & Young LLP for the most recent fiscal years ended December 31, 2004 and 2005:

	2004	2005
Audit Fees(1)	$2,572,560	$3,334,718
Audit-Related Fees(2)	33,395	$160,000
Tax Fees(3)	$232,078	$273,099
All Other Fees	-0-	-0-

Total fees	$2,838,033	$3,767,817

(1)
Fees for audit services in 2004 and 2005 related to (i) audits of our annual financial statements and all related financial statements required to be audited pursuant to regulatory filings, including student housing property and/or portfolio acquisitions, (ii) reviews of unaudited quarterly financial statements, and (iii) services related to the issuance of comfort letters, consents and other services related to SEC matters.

(2)
Fees for audit-related services billed in 2004 and 2005 included military housing joint venture audits and financial accounting and reporting consultations in connection with the Trust's student housing acquisitions.

(3)
Fees for tax services relating to tax compliance services and tax planning and advice services, including preparation of tax returns for the fiscal years ended December 31, 2004 and December 31, 2005.

        The Audit Committee has pre-approved certain specific audit and non-audit services to be provided to the Trust by the independent auditors during 2006, based on a pre-approved maximum dollar amount per service and maximum quarterly threshold for each service. In connection with this pre-approval process, the independent auditors provided the Audit Committee with a list that described in reasonable detail the services expected to be performed by the independent auditor during 2006. Any request for services not contemplated by this list must be submitted to the Audit Committee for specific pre-approval and the provision of such services cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings. All audit, audit-related, tax and other services were pre-approved by the Audit Committee.

        The Trust expects that a representative from Ernst & Young LLP will attend the 2006 Annual Meeting. Such representative will have an opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions from shareholders.

SHARE PRICE PERFORMANCE GRAPH

        The following performance graph below compares the cumulative total return of the Trust's common shares with that of the S&P 500 Index and the S&P REIT Index from October 28, 2004 (the date the Trust's common shares began to trade publicly) through December 31, 2005. The performance graph assumes that a shareholder invested $100 at the close of market on October 28, 2004 in the Trust's common shares and $100 invested at that same time in each of the indexes. The comparisons in this graph are provided in accordance with SEC disclosure requirements and are not intended to forecast or be indicative of the future performance of our common shares.

COMPARISON OF CUMULATIVE TOTAL RETURN FOR THE PERIOD
OCTOBER 28, 2004 TO DECEMBER 31, 2005
(GMH COMMUNITIES TRUST, S&P 500 INDEX AND THE S&P REIT INDEX)
(includes reinvestment of dividends)

		INDEXED RETURNS Years Ending
	Base Period October 28, 2004
Company/Index		December 31, 2004	December 31, 2005
GMH Communities Trust	100	118.86	139.59
S&P 500 Index	100	107.85	113.15
S&P 500 Real Estate Investment Trusts	100	108.79	122.46

        The share price performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Trust specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Trust's executive officers and trustees and persons who own more than 10% of the Trust's common shares to file reports of ownership and changes in ownership of the Trust's common shares and any other equity securities with the SEC and the NYSE. Executive officers, trustees and greater than 10% shareholders are required by SEC regulations to furnish the Trust with copies of all Section 16(a) forms they file.

        Based solely on its review of the copies of Forms 3, 4 and 5 furnished to the Trust, or written representations from certain reporting persons that no such forms were required to be filed by such persons, we believe that all our executive officers, trustees and greater than 10% shareholders complied during 2005 with all filing requirements applicable to them.

2005 ANNUAL REPORT TO SHAREHOLDERS

        We have enclosed along with this Proxy Statement a copy of the Trust's 2005 Annual Report to shareholders that includes all required financial statements and schedules. We will provide additional copies of the 2005 Annual Report to each person solicited by this Proxy Statement, free of charge, upon request in writing to Attn: Investor Relations, GMH Communities Trust, 10 Campus Boulevard, Newtown Square, PA 19073.

GMH Communities Trust

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	000004 Least Address Line	000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext
C 1234567890 J N T

                                    ☐  Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

The Board of Trustees recommends a vote FOR all nominees.

A    Election of Trustees
Nominees:

	For	Withhold		For	Withhold		For	Withhold
01 - Frederick F. Buchholz	☐	☐	04 - Gary M. Holloway, Sr.	☐	☐	07 - Dennis J. O'Leary	☐	☐
02 - RADM James W. Eastwood (Ret)	☐	☐	05 - Steven J. Kessler	☐	☐	08 - Bruce F. Robinson	☐	☐
03 - Michael D. Fascitelli	☐	☐	06 - Denis J. Nayden	☐	☐	09 - Richard A. Silfen	☐	☐

                                    Mark this box with an X if you plan to
                                    attend the Annual Meeting. ☐

B    Authorized Signatures—Sign Here—This section must be completed for your instructions to be executed.
Please sign exactly as your name(s) appear(s) on this Proxy. If common shares stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign this Proxy. If common shares are held of record by a corporation, this Proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators or other fiduciaries who execute this Proxy for a deceased shareholder should give their full title. Please date this Proxy.

Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box	Date (mm/dd/yyyy)
/ /

0094501	1UPX	COY +

Proxy—GMH Communities Trust

10 Campus Boulevard, Newtown Square, Pennsylvania 19073

Annual Meeting of Shareholders—September 6, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

The undersigned hereby constitutes and appoints Gary M. Holloway, Sr. and Joseph M. Macchione, and each of them, as proxies of the undersigned, each with full power to appoint his substitute, and hereby authorizes them to represent and to vote all of the common shares of GMH Communities Trust (the "Trust") which the undersigned is entitled to vote, as specified on the reverse side of this card, at the Annual Meeting of Shareholders of the Trust to be held at the Philadelphia Marriott West, 111 Crawford Avenue, West Conshohocken, PA 19428, on Friday, September 6, 2006 at 10:00 a.m., local time, and at any adjournment, postponement or continuation thereof.

When this Proxy is properly executed, the shares to which this Proxy relates will be voted as specified and, if no specification is made, will be voted for the Board of Trustee nominees, and this Proxy authorizes the above-designated Proxies to vote in their discretion on such other business as may properly come before the meeting or any adjournments or postponements thereof pursuant to Maryland law and bylaws of the Trust and to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

If you plan to attend the meeting, please pre-register by notifying Investor Relations at 610.355.8206, or e-mail to kgrim@gmh-inc.com. Bring the top portion of this
Proxy Card for admission to the 2006 Annual Meeting of Shareholders.

(Continued and to be signed on reverse side)

QuickLinks

TABLE OF CONTENTS
PROXY STATEMENT
GENERAL QUESTIONS AND ANSWERS ABOUT THE MEETING
PROPOSAL 1—ELECTION OF TRUSTEES
BOARD OF TRUSTEES
SHARE OWNERSHIP OF OUR TRUSTEES, EXECUTIVE OFFICERS AND 5% BENEFICIAL OWNERS
CORPORATE GOVERNANCE
BOARD COMMITTEES AND TRUSTEE COMPENSATION
REPORT OF THE COMPENSATION COMMITTEE
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
REPORT OF THE AUDIT COMMITTEE
INDEPENDENT AUDITORS AND AUDITOR FEES
SHARE PRICE PERFORMANCE GRAPH
COMPARISON OF CUMULATIVE TOTAL RETURN FOR THE PERIOD OCTOBER 28, 2004 TO DECEMBER 31, 2005 (GMH COMMUNITIES TRUST, S&P 500 INDEX AND THE S&P REIT INDEX) (includes reinvestment of dividends)
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
2005 ANNUAL REPORT TO SHAREHOLDERS